UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2006

FTD Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001—32425	87—0719190
(State or other Jurisdiction or	(Commission File Number)	(IRS Employer Identification No.)
Incorporation or Organization)

3113 Woodcreek Drive
Downers Grove, IL  60515
(Address of Principal Executive Offices)

(630) 719—7800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Share Purchase Agreement

On July 7, 2006, FTD Group, Inc. (the “Company”) announced that its wholly owned direct subsidiary FTD, Inc. and its wholly owned indirect subsidiary, FTD UK Holdings Limited, a corporation organized under the laws of England and Wales (the “Purchaser”), had entered into an agreement (the “Share Purchase Agreement”) with certain shareholders (including members of management) and optionholders (collectively the “Sellers”), of Interflora Holdings Limited (“IHL”), a provider of floral-related products and services to consumers and retail floral locations based in the United Kingdom, to acquire 100% of the issued and outstanding shares of IHL.

The purchase price for the acquisition of IHL is approximately £66 million, subject to adjustment in respect of variations in IHL’s actual working capital at closing. At closing, £1 million of the purchase price will be placed into escrow to pay any working capital adjustment payments owed to the Purchaser.

In addition to customary conditions, the closing of the acquisition is subject to the right of IHL’s member florists/shareholders to match the Purchaser’s offer, the receipt by the Sellers of certain tax rulings and the Purchaser’s receipt of the financing contemplated by the Commitment Letter (as described below). The acquisition is expected to be completed on or about July 31, 2006.

The Share Purchase Agreement is filed as Exhibit 2.1 to this Current Report and is incorporated herein by reference. This summary of the provisions of the Share Purchase Agreement is qualified in its entirety by reference to the Share Purchase Agreement.

Commitment Letter

In connection with the execution of the Share Purchase Agreement, on July 6, 2006, FTD, Inc. entered into a commitment letter (the “Commitment Letter”) with Wells Fargo Bank, National Association, the documentation agent and a lender under FTD, Inc.’s current credit facility. Under the Commitment Letter, Wells Fargo Bank, National Association has committed to provide FTD, Inc. senior credit facilities of up to $225 million to finance the acquisition price of IHL, refinance certain existing indebtedness and pay certain related fees and expenses as well as to be used for working capital and other corporate purposes following completion of the acquisition. These committed credit facilities consist of a seven year term loan facility of up to $150 million and a six year revolving credit facility of up to $75 million. Indebtedness under these facilities will be guaranteed by the Company and other existing and future domestic subsidiaries of FTD, Inc.

The foregoing description of the Commitment Letter is qualified in its entirety by reference to the Commitment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 7, 2006, the Company issued a press release announcing the Purchaser’s entry into a definitive agreement to acquire IHL. A copy of the press release is attached hereto as Exhibit 99.1. Exhibit 99.1 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description
2.1	Share Purchase Agreement dated July 7, 2006 by and among FTD UK Holdings Limited, FTD, Inc. and certain Shareholders of Interflora Holdings Limited named therein.
10.1	Commitment Letter by and among FTD, Inc. and Wells Fargo Bank, National Association.
99.1	Press release of the Company dated July 7, 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 11, 2006	FTD Group, Inc.

	By:	/S/ BECKY A. SHEEHAN
		Name:	Becky A. Sheehan
		Title:	Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
2.1	Share Purchase Agreement dated July 7, 2006 by and among FTD UK Holdings Limited, FTD, Inc. and certain Shareholders of Interflora Holdings Limited named therein.
10.1	Commitment Letter by and among FTD, Inc. and Wells Fargo Bank, National Association.
99.1	Press release of the Company dated July 7, 2006.